Exhibit 99.1

Rural Cellular Corporation
Announces
First Quarter 2005 Financial Results

May 9, 2005 –– ALEXANDRIA, Minn. –– Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces first quarter 2005 financial results.

Richard P. Ekstrand, President and Chief Executive Officer, commented: “We are pleased to announce next generation product availability in all of our regions. The added functionality and features are being met with growing demand and increased LSR. Also affirming our strategy, we are capturing an increasing number of next generation outcollect minutes in all our regions.”

Ekstrand added, “RCC’s financial performance reflects the transition to our next generation networks, with increases in service revenue, and includes $46.8 million in EBITDA, which is in line with our previous guidance.” (See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures)

RCC’s first quarter operating highlights reflect:

•	Continued construction of next generation networks and handset transition,

•	Growing number of next generation roaming minutes, and

•	Increased service revenue reflecting higher LSR and USF payments.

Revenue and customers

Service Revenue. The Company’s service revenue increased 6.9% to $94.7 million for the quarter. This increase resulted from LSR increasing to $47 for the quarter compared to $43 last year. Driving the higher LSR were increased access and features revenue together with increased USF payments. These payments were $8.4 million during the first quarter of 2005 compared to $2.8 million last year. The Company’s customer pass-through charges were $3.4 million during the quarter compared to $2.4 million for 2004.

Customers. Reflecting the strong demand for next generation technology, the Company’s postpaid gross customer additions increased to approximately 43,000, compared to 39,000 in 2004. Additionally, migrations to GSM and CDMA handsets during the quarter were approximately 56,000. Last year, the Company upgraded 30,000 TDMA handsets during the quarter. RCC’s total customers were 726,747 at March 31, 2005 compared to 729,811 at December 31, 2004. Affecting the Company’s customer churn this quarter were TDMA customer service challenges in its Northeast and Northwest regions. The Company believes the primary drivers for this churn are technical issues on its TDMA network and the saturation of its call centers resulting from activations and migrations, and other calls dealing with billing and technical questions.

Roaming Revenue. During the first quarter, 57% of the Company’s roaming minutes came from next generation technology compared to less than half of total roaming minutes during the fourth quarter of 2004. Roaming revenue of $19.6 million reflects the decline in roaming yield to $0.14 per minute in 2005 compared to $0.18 per minute in 2004. Impacting roaming revenue during quarter was the accelerated transition by the Company’s national roaming partners to next generation technology handsets. The Company believes it did not capture available roaming revenue, primarily in its South region, due to the next generation handset conversion of its roaming partners, which was ahead of RCC’s next generation network overlays.

Also contributing to the decline was the effect of the transfer of the Northwest Region Oregon 4 (“Oregon 4”) service area to AWE on March 1, 2004. During January and February of 2004, the Oregon 4 service area provided approximately $2.5 million of roaming revenue.

Equipment Subsidy. Reflecting strong customer demand for next generation products, the Company’s net per customer subsidy this quarter declined 14% to $53 compared to last year. Equipment revenue increased 63.9% to $9.1 million for 2005. Cost of equipment sales increased 44.3% to $14.4 million for 2005.

Operating costs

Network Cost. RCC’s network cost for first quarter of 2005 increased 13.7% to $26.7 million, reflecting additional costs of operating multiple networks (analog, TDMA and next generation networks), increased incollect expense, and 104 cell sites newly activated since March 31, 2004. Per minute incollect cost for the first quarter of 2005 was approximately $0.12 per minute compared to $0.13 last year.

Selling, General and Administrative. During the first quarter of 2005, SG&A increased 16.7% to $35.5 million. The increase primarily reflects sales and marketing costs increasing 21.1% to $14.9 million from the market launch of next-generation technology products. Also contributing to the increase in SG&A was a 39.5% increase in regulatory pass-through fees to $3.4 million.

Interest Expense. Interest expense for 2005 decreased 22.1% to $42.7 million. The decrease primarily reflects the $11.8 million write-off of debt issuance costs under our former credit agreement in March 2004. RCC did not repurchase preferred securities during the first quarter of 2005.

Components of interest expense are as follows:

	Three months ended
	March 31,
(in thousands)	2005	2004
Interest expense on credit agreement	$—	$4,884
Interest expense on senior secured notes	10,058	526
Interest expense on senior notes	8,023	8,023
Interest expense on senior subordinated notes	10,320	10,320
Amortization of debt issuance costs	1,170	1,258
Write-off of debt issuance costs	—	11,815
Senior and junior preferred stock dividends	13,654	14,606
Effect of derivative instruments	(171)	5,723
Gain on redemption of senior exchangeable preferred stock	—	(3,198)
Other	(347)	832

	$42,707	$54,789

Network construction and capital expenditures

Capital expenditures for the first quarter were approximately $26.1 million, reflecting the activation of new cell sites for its next-generation networks together with other network overlay, edge-out and expansion efforts in all regions. RCC anticipates total capital expenditures for 2005 to be approximately $100 million.

Teleconference

On May 10 at 8:00 AM CT, a teleconference will be held to discuss RCC’s first quarter performance. To participate in the call, dial (800) 257-7063, and give the operator your name and company affiliation. To access a replay of this call through May 19, 2005, dial (800) 405-2236 and 11029399# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.unicel.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 15 states.

Forward-looking statements

Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2004 and from time to time in its other filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director – Equity (320) 808-2451 Suzanne Allen, Treasurer – Preferred Securities and Debt (320) 808-2156 World Wide Web address: http://www.unicel.com

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	Three months ended
	March 31,
	2005	2004
Consolidated Operating Data:
Penetration (1) (2)	10.1%	10.5%
Retention (3)	97.6%	98.0%
Average monthly revenue per customer (4)	$58	$56
Average monthly revenue per customer, less incollect cost (4)	$52	$51
Local service revenue per customer (5)	$47	$43
Acquisition cost per customer (6)	$461	$393

Customers at period end
Postpaid	626,189	635,493
Prepaid	19,886	23,338
Wholesale	80,672	74,532
Total customers	726,747	733,363

Direct marketed POPs (1)
RCC Cellular	5,651,000	5,525,000
Wireless Alliance	754,000	754,000

Total POPs	6,405,000	6,279,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess the Company’s financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may not be comparable to other similarly titled measures of other companies.

EBITDA is the sum of net income (loss) before interest income (expense), tax (benefit), depreciation and amortization, and other income (expense). EBITDA margin is calculated as EBITDA divided by total revenues. The Company believes that EBITDA and EBITDA margin provide an important perspective on its operating results and its ability to service long-term obligations, to fund continuing growth, and to continue as a going concern. EBITDA and EBITDA margin are not intended to represent alternatives to net income or cash flows from operating, financing, or investing activities (as determined in accordance with GAAP) as a measure of performance and are not representative of funds available for discretionary use due to the Company’s financing obligations.

The following table reconciles EBITDA to net loss, the most comparable GAAP financial measure.

	Three months ended
	March 31,
	2005	2004
EBITDA	$46,781	$55,975
Depreciation and amortization	(22,967)	(17,144)

Interest expense	(42,707)	(54,789)

Interest and dividend income	338	618

Other expense	(19)	(8)

Income tax benefit	105	—

Net loss	$(18,469)	$(15,348)

The following table summarizes the reconciliation of EBITDA margin to net loss as a percentage of total revenues.

(All items shown as % of total revenue)

	Three months ended
	March 31,
	2005	2004
EBITDA	37.9%	46.7%
Depreciation and amortization	(18.6)	(14.3)
Interest expense	(34.6)	(45.7)
Interest and dividend income	0.3	0.5
Other expense	0.0	0.0
Income tax benefit	0.1	—

Net loss	(14.9)%	(12.8)%

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(Unaudited)

	March 31,	December 31,
(In thousands)	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$46,367	$85,339
Accounts receivable, less allowance for doubtful accounts of $2,645 and $2,456	57,925	62,549
Inventories	12,544	7,658
Other current assets	3,307	4,175

Total current assets	120,143	159,721

PROPERTY AND EQUIPMENT, net	283,877	276,133

LICENSES AND OTHER ASSETS:
Licenses, net	548,513	548,513
Goodwill, net	348,684	348,682
Customer lists, net	43,226	47,868
Deferred debt issuance costs, net	28,860	30,228
Other assets, net	6,260	6,305

Total licenses and other assets	975,543	981,596

	$1,379,563	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ DEFICIT
(Unaudited)

	March 31,	December 31,
(In thousands, except per share data)	2005	2004
CURRENT LIABILITIES:
Accounts payable	$38,523	$52,465
Current portion of long-term debt	59	81
Advance billings and customer deposits	11,044	11,076
Accrued interest	21,719	41,112
Other accrued expenses	9,929	9,679

Total current liabilities	81,274	114,413
LONG-TERM LIABILITIES	1,746,560	1,733,079

Total liabilities	1,827,834	1,847,492

REDEEMABLE PREFERRED STOCK	169,630	166,296

SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,936 and 11,836 outstanding	119	118
Class B common stock; $.01 par value; 10,000 shares authorized, 540 and 540 outstanding	5	5

Additional paid-in capital	193,774	193,347
Accumulated deficit	(813,250)	(791,446)
Unearned compensation	(713)	(698)
Accumulated other comprehensive income	2,164	2,336

Total shareholders’ deficit	(617,901)	(596,338)

	$1,379,563	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the Three Months Ended March 31,
(In thousands, except per share data)	2005	2004
REVENUE:
Service	$94,695	$88,585
Roaming	19,622	25,740
Equipment	9,054	5,523

Total revenue	123,371	119,848

OPERATING EXPENSES:
Network costs, excluding depreciation	26,722	23,501
Cost of equipment sales	14,378	9,966
Selling, general and administrative	35,490	30,406
Depreciation and amortization	22,967	17,144

Total operating expenses	99,557	81,017

OPERATING INCOME	23,814	38,831

OTHER INCOME (EXPENSE):
Interest expense	(42,707)	(54,789)
Interest and dividend income	338	618
Other	(19)	(8)

Other expense, net	(42,388)	(54,179)

LOSS BEFORE INCOME TAX BENEFIT	(18,574)	(15,348)

INCOME TAX BENEFIT	(105)	—

NET LOSS	(18,469)	(15,348)

PREFERRED STOCK DIVIDEND	(3,335)	(3,134)

LOSS APPLICABLE TO COMMON SHARES	$(21,804)	$(18,482)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES USED TO COMPUTE LOSS PER SHARE:	12,316	12,206

NET LOSS PER BASIC AND DILUTED SHARE	$(1.77)	$(1.51)

COMPREHENSIVE INCOME (LOSS):
NET LOSS APPLICABLE TO COMMON SHARES	$(21,804)	$(18,482)
Adjustments – derivative financial instruments	(172)	2,635

TOTAL COMPREHENSIVE LOSS	$(21,976)	$(15,847)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In Thousands)	2005	2004
OPERATING ACTIVITIES:
Net loss	$(18,469)	$(15,348)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	22,967	17,144
Loss on write-off of debt	—	11,815
Mark-to-market adjustments – financial instruments	—	4,339
Gain on redemption of preferred stock	—	(3,198)
Non-cash preferred stock dividends	7,711	6,837
Deferred income taxes	(105)	—
Other	1,331	1,513
Change in other operating elements:
Accounts receivable	4,624	5,041
Inventories	(4,886)	925
Other current assets	868	1,291
Accounts payable	(13,942)	(1,148)
Advance billings and customer deposits	(32)	573
Accrued preferred stock dividends	5,944	7,769
Accrued interest	(19,508)	(14,235)
Other accrued expenses	250	(3,151)

Net cash (used in) provided by operating activities	(13,247)	20,167

INVESTING ACTIVITIES:
Purchases of property and equipment	(26,056)	(13,701)
Net proceeds from property exchange	—	13,623
Proceeds from sale of property and equipment	63	32
Other	(69)	—

Net cash used in investing activities	(26,062)	(46)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	380	155
Repayments of long-term debt under the credit agreement	—	(525,725)
Proceeds from issuance of 8 1/4% senior secured notes	—	350,000
Proceeds from issuance of floating rate senior secured notes	—	160,000
Redemption of preferred stock	—	(13,350)
Payments to settle interest rate swaps	—	(7,645)
Payments of debt issuance costs	—	(12,747)
Other	(43)	(54)

Net cash provided by (used in) financing activities	337	(49,366)

NET DECREASE IN CASH	(38,972)	(29,245)
CASH AND CASH EQUIVALENTS, at beginning of year	85,339	142,547

CASH AND CASH EQUIVALENTS, at end of period	$46,367	$113,302